Exhibit 10.2

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (this “Agreement”) is entered into as of [__________], [___], 2019, by and among Isramco, Inc., a Delaware corporation (the “Company”), Naphtha Israel Petroleum Corporation Ltd., an Israeli public company (“Naphtha”), Naphtha Holding Ltd., an Israeli private company and a direct wholly owned Subsidiary of Naphtha (“NHL”), I.O.C. - Israel Oil Company, Ltd., an Israeli private company and a Subsidiary of Naphtha (“Parent”), and Naphtha US Oil, Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Merger Sub” and, together with Naphtha, NHL and Parent, the “Naphtha Group”) and [__________________] (the “Indemnified Party”).

WHEREAS, Naphtha, Parent, NHL, Merger Sub and the Company have, concurrently with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation and a subsidiary of Parent and NHL (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, the Indemnified Party, as a member of the Company’s Board of Directors and/or an officer of the Company, performs valuable services for the Company;

WHEREAS, the Naphtha Group and the Indemnified Party recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited;

WHEREAS, the Company’s Bylaws (the “Bylaws”), provide for the indemnification of the directors, officers, employees and agents of the Company to the maximum extent authorized by Section 145 of the Delaware General Corporation Law, as amended (“DGCL”);

WHEREAS, the Bylaws and the DGCL, by their non-exclusive nature, permit contracts between the Company and its directors, officers, employees, controlling persons, agents or fiduciaries with respect to indemnification; and

WHEREAS, the Company acknowledges that the Indemnified Party is a third party beneficiary to the Merger Agreement and in recognition of and in addition to such indemnification the Company wishes to provide for the indemnification and advancing of expenses to the Indemnified Party to the maximum extent permitted by law.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.1     Defined Terms. Terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Merger Agreement.

Section 1.2     Directors’ and Officers’ Insurance and Indemnification.

(a)     From and after the Effective Time, Naphtha and Parent shall, and shall cause the Surviving Corporation to, and the Surviving Corporation shall, indemnify and hold harmless, and provide advancement of expenses to the Indemnified Party in respect of acts or omissions in their capacity as an officer or director of any of the Acquired Companies or any of their respective predecessors or as an officer, director, employee, fiduciary or agent of another enterprise if the Indemnified Party was serving in such capacity at the request of any of the Acquired Companies or any of their respective predecessors, in any case occurring at or prior to the Effective Time, to the fullest extent permitted by the DGCL or any other applicable Law or provided under the certificate of incorporation, bylaws, any indemnification agreements and any other governing documents of the Acquired Companies in effect on the date hereof. In the event of any threatened or pending claim, action, suit, arbitration, proceeding or investigation, whether civil, criminal, administrative or investigative and whether formal or informal (each, a “Proceeding”) to which an Indemnified Party is, has been or becomes a party or with respect to which an Indemnified Party is, has been or becomes otherwise involved (including as a witness), arising in whole or in part out of, or pertaining in whole or in part to, the fact that the Indemnified Party is or was an officer or director of any of the Acquired Companies or any of their respective predecessors or is or was serving at the request of any of the Acquired Companies or any of their respective predecessors as an officer, director, employee, fiduciary or agent of another enterprise (including any Proceeding arising out of or pertaining to matters occurring or existing or alleged to have occurred or existed, or acts or omissions occurring or alleged to have occurred, at or prior to the Effective Time, or arising out of or pertaining to the Merger Agreement and the transactions and actions contemplated hereby), (i) Naphtha and Parent shall, and shall cause the Surviving Corporation to, and the Surviving Corporation shall, advance fees, costs and expenses (including attorney’s fees and disbursements) incurred by each Indemnified Party in connection with and prior to the final disposition of such Proceedings, such fees, costs and expenses (including attorney’s fees and disbursements) to be advanced within 20 Business Days of receipt by Naphtha and Parent from the Indemnified Party of a request therefor, provided that such Indemnified Party delivers an undertaking to the Surviving Corporation, agreeing to repay such advanced fees, costs and expenses if it is determined by a court of competent jurisdiction in a final nonappealable Order that such Indemnified Party was not entitled to indemnification with respect to such fees, costs and expenses and (ii) none of Naphtha, Parent or the Surviving Corporation shall settle, compromise or consent to the entry of any judgment in any Proceeding in which indemnification could be sought by such Indemnified Party hereunder, unless such settlement, compromise or consent includes an unconditional release of such Indemnified Party from all liability arising out of such Proceeding or such Indemnified Party otherwise consents in writing. For clarity, the indemnification herein shall also pertain to any retentions or deductibles under the D&O Insurance. If any claim for indemnification is asserted or made by any Indemnified Party pursuant to this Section 1.2, any determination required to be made with respect to whether such Indemnified Party’s conduct complies with the standards under the DGCL, the certificate of incorporation of the Surviving Corporation or any Subsidiary, other applicable Law or any applicable indemnification agreement shall be made by independent legal counsel selected by such Indemnified Party that is reasonably acceptable to the Surviving Corporation. If any Proceeding is brought against any Indemnified Party in which indemnification could be sought by such Indemnified Party under this Section 1.2, (A) each Indemnified Party shall be entitled to retain his or her own counsel in connection with such Proceeding and (B) no Indemnified Party shall be liable for any settlement effected without his or her prior express written consent.

(b)     From and after the Effective Time, each of Naphtha and Parent shall cause to be maintained in effect all provisions in the Surviving Corporation’s certificate of incorporation and bylaws (or in such documents of any successor to the business of the Surviving Corporation) and in the certificate of incorporation, bylaws and other governing documents of the Company’s Subsidiaries regarding (i) elimination of liability of directors, (ii) indemnification of officers, directors and employees and (iii) advancement of expenses, in each case, that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of the Merger Agreement.

(c)     Prior to the Effective Time, the Company will obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies, including any policies of Naphtha or Parent (or any Affiliate of Naphtha or Parent) that benefit the Company’s directors and officers (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period ending seven years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time, from an insurance carrier with the same or better credit rating as the Company’s (or the applicable policy holder’s) current insurance carrier with respect to D&O Insurance, with terms, conditions, retentions and limits of liability that are no less favorable to the Indemnified Parties than the coverage provided under the Company’s (or the applicable policy holder’s) existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of any of the Acquired Companies by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with the Merger Agreement or the Contemplated Transactions). If the Company does not obtain such “tail” insurance policies as of the Effective Time, the Surviving Corporation shall, and Naphtha and Parent shall cause the Surviving Corporation (or the applicable policy holder) to, continue to maintain in effect, for a period of at least seven years from and after the Effective Time, the D&O Insurance in place as of the date hereof with the Company’s (or the applicable policy holder’s) current insurance carrier or with an insurance carrier with the same or better credit rating as the Company’s (or the applicable policy holder’s) current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under the Company’s (or the applicable policy holder’s) existing policies as of the date hereof, or the Surviving Corporation shall purchase from the Company’s (or the applicable policy holder’s) current insurance carrier or from an insurance carrier with the same or better credit rating as the Company’s (or the applicable policy holder’s) current insurance carrier with respect to D&O Insurance comparable D&O Insurance for such seven-year period with terms, conditions, retentions and limits of liability that are no less favorable to the Indemnified Parties than as provided in the Company’s (or the applicable policy holder’s) existing policies as of the date hereof. At all times prior to the Effective Time, the

Company and any Purchaser Party that is the policy holder of D&O Insurance shall maintain (or renew as necessary) such D&O Insurance policies as were in effect as of the date of the Merger Agreement.

(d)     If Naphtha, Parent, the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Naphtha, Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 1.2.

(e)     The provisions of this Section 1.2 shall survive consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party referred to in this Section 1.2 and his or her heirs and representatives, and are in addition to, and not in substitution for, any other rights that any such person may have under the certificate of incorporation, bylaws or other governing documents of any of the Acquired Companies, under the DGCL or any other applicable Law or under any agreement of any Indemnified Party with any of the Acquired Companies or otherwise.

Section 1.3     Nonexclusivity. The indemnification provided by this Agreement shall be in addition to any rights to which the Indemnified Party may be entitled under the Certificate, the Bylaws, any agreement, any vote of stockholders or disinterested directors, the DGCL, or otherwise. The indemnification provided under this Agreement shall continue as to the Indemnified Party for any action the Indemnified Party took or did not take while serving in an indemnified capacity even though the Indemnified Party may have ceased to serve in such capacity.

Section 1.4     Amendment of this Agreement. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

Section 1.5     Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation, or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, and personal and legal representatives.

Section 1.6     Severability. Each party hereto agrees that, should any court or other competent authority hold any provision of this Agreement or part of this Agreement to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent with the terms of, or required by, this Agreement, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth in this Agreement shall not in any way be affected or impaired, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate.

Section 1.7     Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to its principles of conflicts of laws.

Section 1.8     Counterparts. This Agreement may be executed in counterparts, including via facsimile or email in “portable document format” (“.pdf”) form transmission, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first written above.

ISRAMCO, INC.

By:

Name: Edy Francis

Title:    Co-Chief Executive Officer/Chief Financial Officer

NAPHTHA ISRAEL PETROLEUM CORPORATION LTD.

By:

Name:

Title:

NAPHTHA HOLDING LTD.

By:

Name:

Title:

I.O.C. - ISRAEL OIL COMPANY, LTD.

By:

Name:

Title:

NAPHTHA US OIL, INC.

By:

Name:

Title:

[Signature Page to Indemnification Agreement]

INDEMNIFIED PARTY:

By:

Name:

Title: Director

[Signature Page to Indemnification Agreement]